UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2016

GOPRO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36514	77-0629474
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
3000 Clearview Way, San Mateo, California 94402
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 332-7600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On May 5, 2016, GoPro, Inc. (the “Company”) issued a press release to report its financial results for its first quarter ended March 31, 2016.
A copy of the press release is furnished as Exhibit 99.1 to this report.
The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to this or such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
On February 11, 2016, the Compensation and Leadership Committee of the Board of Directors (the “Compensation Committee”) of the Company approved, as part of its annual compensation review process, a grant of 329,525 restricted stock units (the “Original RSU Award”) and a stock option covering 715,649 shares of the Company’s Class A common stock, with an exercise price of $10.17 per share (such exercise price, “Original Strike Price,” and such award, the “Original Stock Option Award” and together with the Original RSU Award, the “Original Awards”) to Anthony J. Bates, President and member of the Board of the Directors of the Company. The Original Awards were made pursuant to the Company’s 2014 Equity Incentive Plan (the “2014 Stock Plan”). In granting the Original Awards, the Company erroneously exceeded the 500,000 shares per calendar year per person award limit set forth in the 2014 Stock Plan. As a result, it has been determined that the Original Awards were not validly granted, and on May 4, 2016, the Compensation Committee voided all of the Original Awards.
The Original Awards were deemed to be an integral part of Mr. Bates’ compensation package, which the Compensation Committee determined was, and is, appropriate and aligned with stockholders’ interests. After reaffirming that the equity compensation it intended to grant Mr. Bates in February 2016 was appropriate, in accordance with the Company’s compensation philosophy, and aligned with stockholders’ interests, the Committee determined, in its business judgment, that Mr. Bates’s equity compensation should be returned to the approximate level it should have been prior to the May 4, 2016 Committee action. Therefore, on May 4, 2016, the Compensation Committee approved the following equity awards to Mr. Bates:

•
329,525 restricted stock units, which shall vest over a 44 month period, with 4.55% of the underlying shares to vest on August 15, 2016, and 6.82% of the underlying shares vesting on each three-month anniversary thereafter, subject to Mr. Bates’s Continuous Service (as defined in the 2014 Stock Plan) (such award, “New RSU Award No. 1”);

•
A stock option to purchase 715,649 shares of Class A common stock, which shall vest over a 44 month period, with 1/44th of the underlying shares vesting on July 6, 2016 and 1/44th of the underlying shares vesting monthly thereafter, subject to Mr. Bates’s Continuous Service, with the grant date of such option to be June 6, 2016 (such stock option, the “New Stock Option”); and

•
A number of restricted stock units equal to the quotient of (i) the True Up Value (as defined below), divided by (ii) the closing price of the Company’s Class A Common Stock on June 6, 2016 (such price, the “Closing Price”), which shall vest on the same schedule as New RSU Award No. 1 (such award, “New RSU Award No. 2” and together with New RSU Award No.1 and the New Stock Option, the “New Awards”).

For purposes of New RSU Award No. 2, the “True Up Value” shall mean the sum of (i) 6.25% of the shares underlying the Original RSU Award multiplied by the Closing Price; (ii) 8 1/3% of the shares underlying the Original Stock Option Award multiplied by the difference, if positive, of the (a) the Closing Price less (b) the Original Strike Price; and (iii) 91 2/3% of the shares underlying the Original Stock Option Award, multiplied by (a) the difference, if positive, of (x) the Closing Price less (y) the Original Strike Price, and multiplied by (b) 44.9%; provided, that if any of the factors in (i), (ii) or (iii) results in a negative number, that factor (i), (ii) or (iii) shall not reduce the True Up Value, but shall instead count as “zero” in the formula.
The New Awards shall also be subject to vesting acceleration pursuant to the Change in Control Severance Agreement entered into between Mr. Bates and the Company, a form of which was filed as Exhibit 10.09 to Form S-1 filed with the Securities and Exchange Commission on May 19, 2014.

The New Awards are subject to and conditioned upon the approval by the Company’s stockholders at the Company’s Annual Meeting to be held on June 6, 2016 (the “Annual Meeting”) of an amendment to the 2014 Stock Plan to increase the limits on the aggregate number of shares that may be granted to an individual in a single calendar year under the Plan. If the majority of the voting power of the Company’s stockholders does not approve the increase to the award limits set forth in the 2014 Stock Plan, the New Awards will be void.
The Company intends to issue an amendment to the proxy materials for the Annual Meeting that were originally made available to stockholders on or about April 22, 2016 to request stockholder approval of an increase to the award limits set forth in the 2014 Stock Plan.
Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Document
99.1	Press Release of GoPro, Inc. dated May 5, 2016 to report its financial results for its first quarter ended March 31, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GoPro, Inc.
(Registrant)

Dated:	May 5, 2016	By: /s/ Brian McGee
Brian McGee Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description of Document
99.1	Press Release of GoPro, Inc. dated May 5, 2016 to report its financial results for its first quarter ended March 31, 2016